Exhibit 99.2

Hewlett Packard Enterprise
1701 E. Mossy Oaks Road
Spring, TX 77389

hpe.com

News Release
HPE and Juniper Networks reach settlement with U.S. Department of Justice

HOUSTON & SUNNYVALE – June 28, 2025 – Hewlett Packard Enterprise (NYSE: HPE) and Juniper Networks, Inc. (NYSE: JNPR) today announced they have reached an agreement with the U.S. Department of Justice (“DOJ”) that, subject to court approval, resolves the DOJ’s lawsuit challenging HPE’s acquisition of Juniper and clears the way for the transaction to close.

“Our agreement with the DOJ paves the way to close HPE’s acquisition of Juniper Networks and preserves the intended benefits of this deal for our customers and shareholders, while creating greater competition in the global networking market,” said Antonio Neri, president and CEO of HPE. “For the first time, customers will now have a modern network architecture alternative that can best support the demands of AI workloads. The combination of HPE Aruba Networking and Juniper Networks will provide customers with a comprehensive portfolio of secure, AI-native networking solutions, and accelerate HPE’s ability to grow in the AI data center, service provider and cloud segments.”

Upon close of the deal, the combined resources of HPE and Juniper are expected to drive faster innovation across networking silicon, systems, and software to meet customers’ increasingly complex connectivity needs. This new alternative to legacy incumbent networking solutions positively changes the competitive dynamics in the networking market and provides customers with greater innovation, choice and faster time to value. Combined with the innovation from HPE in hybrid cloud, storage, compute and software, networking customers will now have an even stronger path to accelerate and simplify their AI transformations.

“This marks an exciting step forward in delivering on a critical customer need – a complete portfolio of modern, secure networking solutions to connect their organizations and provide essential foundations for hybrid cloud and AI,” said Juniper Networks CEO Rami Rahim. “We look forward to closing this transaction and turning our shared vision into reality for enterprise, service provider and cloud customers."

On January 9, 2024, HPE announced its agreement to acquire Juniper in an all-cash transaction for $40.00 per share, representing an equity value of approximately $14 billion.

The agreement satisfies the Department of Justice’s concerns while maintaining the overall value of the transaction to HPE customers, partners, and shareholders. As part of the settlement, HPE has agreed to divest its global Instant On campus and branch business. After close, HPE will facilitate limited access to Juniper's advanced Mist AIOps technology.

About HPE

HPE (NYSE: HPE) is a leader in essential enterprise technology, bringing together the power of AI, cloud, and networking to help organizations achieve more. As pioneers of possibility, our innovation and expertise advance the way people live and work. We empower our customers across industries to optimize operational performance, transform data into foresight, and maximize their impact. Unlock your boldest ambitions with HPE. Discover more at www.hpe.com.

About Juniper Networks

Juniper Networks (NYSE: JNPR) is leading the convergence of AI and networking. Mist™, Juniper’s AI-native networking platform is purpose-built to run AI workloads and simplify IT operations, assuring exceptional secure user and application experiences—from the edge, to the data center, to the cloud. Additional information can be found at www.juniper.net, X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions and are based on HPE’s current expectations, estimates, projections, beliefs and assumptions made by HPE, all of which are subject to change. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond HPE’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements and you should not place undue reliance on any such statements, and caution must be exercised in relying on forward-looking statements. The words “believe”, “expect”, “anticipate”, "guide", “optimistic”, “intend”, “aim”, “will”, "estimates", “may”, “could”, “should” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements related to future actions of HPE under the terms of the settlement with the Department of Justice; the completion of the proposed transaction; the ability of HPE to integrate and implement its plans, forecasts and other expectations with respect to Juniper’s business after the completion of the proposed transaction and realize additional opportunities for growth and innovation; HPE’s ability to implement its business strategies; and expectations of operational and/or financial performance of the combined company. Risks, uncertainties, and assumptions include those that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. HPE does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contact:

Adam Bauer
Adam.Bauer@hpe.com